EXHIBIT 10.2

STATE OF LOUISIANA

PARISH OF LAFOURCHE

                                CLOVELLY PROSPECT
                             PARTICIPATION AGREEMENT

      THIS AGREEMENT (the "Agreement"), is made and entered into effective as of the 20th day of October, 2003 (the "Effective Date") by and between:

         ORX RESOURCES, INC., a Delaware corporation, with offices at 400 Poydras Street, Suite 1100, New Orleans, Louisiana 70130, hereinafter sometimes referred to as "ORX";

         and

         PETROREAL  OF  LOUISIANA   L.L.C.,   a  Louisiana   Limited
         Liability Company, with offices at 400 Poydras Street, Suite 1100, New Orleans, Louisiana 70130, hereinafter sometimes referred to as "PetroReal".

                                   WITNESSETH:


      WHEREAS, ORX has entered into a Clovelly Purchase Agreement, dated January 16, 2003, with Coastline Oil & Gas, Inc. (COG) for the exploration and development of the area known as Clovelly Prospect, all as more particularly described in said Agreement, a copy of which is attached hereto as Exhibit "A" and made a part hereof for all purposes; and

      WHEREAS, ORX represents that it owns or has the right to acquire certain leasehold and mineral interests within the Prospect and in the Clovelly Area of Mutual Interest, all as is more particularly set forth in the ORX/COG Agreement; and

      WHEREAS, PetroReal desires to participate with ORX in the exploration and development of the Prospect, pursuant to and in accordance with the terms and conditions of this Agreement.

      NOW, THEREFORE, for and in consideration of the mutual covenants, conditions, and obligations contained herein, the Parties hereby agree as follows:

      1. CLOVELLY PARTICIPATION FEE. Contemporaneous with the Parties' execution of this Agreement, PetroReal shall pay to ORX a one-time fee (the "Clovelly Participation Fee") for the right and obligation to participate in the first test well drilled (the "Initial Test Well") on the Prospect in the amount of $186,506.01 Dollars. A copy of the invoice representing the fees, costs and expenses included in the Clovelly Participation Fee is attached hereto as Exhibit "B."

      2. DEVELOPMENT OF PROSPECT.

            2.1. Subject to the terms and conditions of the ORX/COG Agreement, and Sections 5, 9 and 10 of this Agreement, ORX agrees to, transfer, assign and set over unto PetroReal, its successors and assigns, an undivided twenty-five (25%) percent (the "PetroReal Participation Percentage") of all of ORX's right, title and interest in and to all oil, gas and mineral leases, farm-out agreements or other contracts currently owned, or hereafter acquired, by ORX pursuant to the terms and conditions of the ORX/COG Agreement to the extent, and only to the extent, that such oil, gas and mineral leases, farm-out agreements or other contracts are included within the boundaries of the AMI created and established for the Prospect.

            2.2. In consideration thereof, PetroReal agrees, and hereby obligates itself, to participate for the PetroReal Participation Percentage in the drilling and testing of an Initial Test Well for the Prospect in accordance with the terms and conditions of this Agreement.

      3. INITIAL TEST WELL. The Initial Test Well for the Prospect shall be drilled at the approximate surface location and to the approximate bottom hole location and depth shown on Exhibit "C" attached hereto to test the formation(s) more particularly described therein, Final well locations (surface and bottom hole), together with the proposed total depth of the well and the formations to be tested shall be mutually agreed upon by ORX and PetroReal prior to spudding the Initial Test Well for the Prospect. PetroReal shall participate in the Initial Test Well for the Prospect to the extent of the PetroReal Participation Percentage. All operations for the drilling and testing of the Initial Test Well on the Prospect shall be conducted in accordance with the terms and conditions of the Operating Agreement attached hereto as Exhibit "D" and made a part hereof for all purposes.

      4. INITIAL TEST WELL COSTS.

     4.1. PetroReal shall pay the PetroReal Participation Percentage of all costs to drill and test the Initial Test Well on the Prospect to "Casing Point." As used herein, "Casing Point" shall mean that point in time when an Initial Test Well has been drilled to the objective depth specified in the original Authority for Expenditure ("AFE") (or such lesser depth as may be mutually agreed to by the Parties), and all open hole logging and testing as set forth in the AFE have been conducted sufficient that an election can be made to either run production casing and attempt to complete the well or plug and abandon the well. By way of illustration and not limitation, such costs shall include, if applicable, the following: permits; staking and surveying; legal, land and brokerage fees related to lease acquisition, title examination, abstracts, curative work and spacing; fees of geological, geophysical and engineering consultants, together with all other professional consultants engaged or retained by ORX in connection with the drilling and testing of an Initial Test Well; seismic operations; rights of way; surface leases; damages; roads; canals and locations; drilling mud and chemicals; equipment rentals and related services; drilling contractor costs, supplies and materials; fuel and water; cement and cementing services; transportation; tubular goods; well head equipment (casing head and slips); logging; coring; surveys (velocity, etc.); analysis or reports; bonus and delay rentals; travel and telephone expenses for


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employees of ORX directly  related to the work  described  herein;  drafting and reproduction; plugging and abandonment, site restoration services; and all other reasonable and necessary costs incurred by ORX in connection with any of the aforesaid activities.

             4.2. ORX has prepared, and PetroReal has approved, an AFE for the Initial Test Well for the Prospect. A copy of the approved AFE is attached hereto as Exhibit "E". Contemporaneous with the execution of this Agreement, PetroReal shall pre-pay to ORX the PetroReal Participation Percentage of the estimated dry hole costs of the Initial Test Well for the Prospect as shown on the AFE attached hereto as Exhibit "E".

             4.3. Notwithstanding anything to the contrary contained in this Agreement or in the Operating Agreement attached hereto as Exhibit "D," ORX shall not propose the drilling of more than one (1) Well for the Prospect while engaged in drilling, testing or completing another Well on the Prospect unless
(i) by mutual agreement of the Parties, or (ii) such drilling operations are necessary to maintain any rights under the terms and conditions of any oil, gas or mineral lease, farmout agreement or other contract acquired pursuant thereto.

             4.4. In the event PetroReal elects to participate in the completion of the Initial Test Well drilled on the Prospect, PetroReal agrees to pay the PetroReal Participation Percentage for all costs incurred in connection with the well's completion and production. PetroReal shall pre-pay to ORX the estimated completion costs within five (5) business days of its election to participate in the running of production casing and the attempt to complete the well. By way of illustration and not limitation, such costs shall include, if applicable, the following: production casing; permatizing roads and locations and/or construction of platforms in water; mud and completion fluid; fees of geological, geophysical and engineering consultants, together with all other professional consultants engaged or retained by ORX in connection with the completion of an Initial Test Well; equipment rentals and related services; transportation; perforating; formation treating; completion rig contractor costs; well head equipment (tubing and tree); flow lines; production facilities; delay rentals and/or shut-in payments, unitization fees and costs; and all other reasonable and necessary costs incurred by QRX in connection with any of the aforesaid operations.

             4.5. It is agreed and understood that PetroReal is under no obligation to participate at Casing Point in the running of production casing or in a completion attempt for the Initial Test Well drilled on the Prospect. The election to participate in the running of production casing and the completion of the well shall be made in accordance with the terms and conditions of Article
VII. D. 1. Option No.2, of the Operating Agreement attached hereto as Exhibit
"D".

      5. OPERATING AGREEMENT.

     5.1. Upon the commencement of operations on the Prospect, the Parties shall execute an Operating Agreement, substantially in the form as that attached hereto as Exhibit "D". Said Operating Agreement shall become effective as the date thereof as to all operations and other activities conducted on the areas embraced (or to be embraced) by said Prospect. In connection therewith, the


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

Parties understand and agree that COG and other third parties may become signatory parties to said Operating Agreement in accordance with the provisions of the ORX/COG Agreement, or otherwise.

            5.2. ORX is hereby named and appointed as Operator of the Prospect.

            5.3. Notwithstanding anything to the contrary contained herein or in the Operating Agreement to be executed pursuant to the terms of this Agreement, in the event of conflict or inconsistency between the terms and provisions of this Agreement and those of the Operating Agreement, the terms and provisions of this Agreement shall control.

      6. SUBSEQUENT WELLS. After completion of the Initial Test Well on the Prospect as a well capable of producing oil or gas in commercial quantities, or its abandonment as a dry hole, the Parties agree to develop the Prospect and all formations as would reasonable and prudent Operators and Non-Operators under the same or similar circumstances and in accordance with the applicable leases and the Operating Agreement. The Operating Agreement shall control participation in subsequent wells drilled on the Prospect.

      7. ASSIGNMENT AND TITLE MATTERS.

            7.1. As soon as reasonably practicable, ORX shall prepare and deliver to PetroReal an assignment of an undivided twenty-five (25%) percent of all of QRX's right, title and interest in and to that portion of all oil, gas and mineral leases presently owned or hereafter acquired by it pursuant to the terms and conditions of the ORX/COG Agreement, and lying within the boundaries of the proposed AMI attached hereto.

            7.2. Upon payment of (i) the Clovelly Participation Fee and (ii) the PetroReal Participation Percentage of the AFE to drill the Initial Test Well for the Prospect, ORX will promptly furnish GCM with copies of all leases, rental receipts, agreements, title opinions, curative matters and any other documents or information covering the leasehold interest to be conveyed therein which are in ORX's possession.

            7.3. All assignments shall be without warranty of title, express or implied, shall be made subject to this Agreement and all other contracts, and shall bear its proportionate share of all burdens affecting the Leases, including the COG Overriding Royalty and Reversionary Interest (as defined and described in Section 9 below) and the Consulting Geologist Override (as defined and described in Section 10 below). All such assignments shall be in the form substantially as that attached hereto as Exhibit "F".

            7.4. Upon termination of this Agreement for any cause, PetroReal shall promptly assign to OPX all of its right, title and interest in any oil and gas leases, together with any leases or other rights which PetroReal may have acquired within the AMI, without cost to ORX, and free and clear of all royalties, overriding royalties, production payments or other burdens which PetroReal may have placed on said leases or rights.


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      8. CLOVELLY AREA OF MUTUAL INTEREST.

             8.1. The Parties hereby establish an area of mutual interest (the "Clovelly Prospect AMI") covering the area described on Exhibit "G" and outlined in yellow on the plat attached as Exhibit "G-1" to this Agreement and made a part hereof for all purposes.

             8.2. The rights and obligations of this Agreement shall apply to any extensions or renewals of any leases, farm-outs or other contracts acquired within the Clovelly Prospect AMI within one (1) year of their expiration.

             8.3. The Clovelly Prospect AMI shall remain in full force and effect for a period of one (1) year following the date of last commercial production from any well drilled by any party to this Agreement within its boundaries.

             8.4. If any party hereto acquires any lease or right within the Clovelly Prospect AMI, the acquiring party will notify the non-acquiring party and furnish it with full particulars, including but not limited to the cost of such acquisition. The party so notified shall have the option, to be exercised by it within a period of ten (10) days after receipt of notice, or within forty-eight (48) hours after receipt of notice if a drilling rig is on a location within one mile of the acquired lease or right, to purchase and/or assume its proportionate interest in any lease or right acquired by paying its proportionate share of the actual costs of acquisition and/or by agreeing to assume their share of all obligations attaching to the acquisition. Failure of any notified party to exercise the option within the ten (10) day or forty-eight
(48) hour period will automatically terminate the option.

             8.5. ORX shall be responsible for paying or causing to be paid all payments necessary to maintain any oil and gas lease or right acquired pursuant to Section 8.4 above. In the event either party shall elect to participate in the acquisition of such rights, the participating party shall reimburse the acquiring party for its proportionate share of all such payments made from and after the Effective Date of this Agreement. In the event a party elects not to pay its proportionate share of any delay rentals or other payments coming due on any portion of the leases or rights so acquired, such non-electing party shall notify the other party not later than sixty (60) days prior to the applicable rental or payment due date of its decision not to join in the payment of future rentals or payments on the applicable lease(s) or right(s), thereby forfeiting all rights in said lease(s) or right(s), and the non-electing party will, as soon thereafter as practicable, provide each electing party with an assignment in recordable form transferring all of the non-electing party's interest in the applicable lease(s) or right(s) to the electing party or parties as their proportionate interest may appear.

       9. COG OVERRIDING ROYALTY AND REVERSIONARY INTEREST. The Parties hereto specifically acknowledge the overriding royalty and reversionary working (expense) interest retained by COG pursuant to the provisions of the ORX/COG Agreement. All assignments made pursuant to the terms and conditions of this Agreement shall be subject to and burdened by the rights reserved and retained by COG in the ORX/COG Agreement.


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

       10. CONSULTING GEOLOGIST OVERRIDING ROYALTY INTEREST. The Parties hereto specifically acknowledge a one (1%) percent overriding royalty interest due and owing to ORX's consulting geologist (the "Consulting Geologist Override") in and to all wells and leases included within the boundaries of the Clovelly Prospect AMI. All assignments made pursuant to the terms and conditions of this Agreement shall be subject to and burdened by the Consulting Geologist Override.

       11. ASSIGNMENT TO THIRD PARTY. This Agreement is personal in nature and any rights or obligations hereunder may not be assigned by PetroReal to a third party without ORX's written consent being first obtained, Said written consent shall not be unreasonably withheld. In the event of an approved assignment, the assignee shall adopt and ratify the terms and conditions of this Agreement and shall become a party to the Operating Agreement.

      12. NOTICES. Any notices, communications, or documents that may be required to be delivered pursuant to this Agreement shall be in writing and delivered in person or sent via telecopy, express courier delivery or certified mail, postage prepaid, return receipt requested, addressed to the parties at the following respective addresses stated for each:

                         ORX Resources, Inc.
                         400 Poydras Street, Suite 1100
                         New Orleans, Louisiana 70130
                         Telephone: 504-581-1806
                         Facsimile: 504-581-9492
                         Attn: James E. Orth, President

                          PetroReal of Louisiana, L.L.C
                         400 Poydras Street, Suite 1100
                          New Orleans, Louisiana 70130
                         Telephone:
                         Facsimile:
                         Attn: Mr. Frank Jacobs

             For purposes hereof, if facsimile, personal or express courier delivery is not possible, refusal by any Party hereto to accept correspondence sent by certified mail or two (2) unsuccessful attempts by the U.S. Postal Service to serve any communication sent by certified mail shall be deemed receipt of such correspondence, Any notice delivered on Saturday, Sunday, a legal holiday or after 5:00 p.m. in the office of the recipient shall be deemed to have been delivered on the business day next following the date of actual receipt. Either party may change its address for notices by written notice to the other of them.

      13. NO INTENT TO FORM A DRILLING PARTNERSHIP. There is no intent to form a drilling partnership hereunder. The parties hereto elect to be excluded from the Provisions of Subchapter K. Chapter 1, Subchapter "A", Internal Revenue Code of 1986 as amended.


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      14. OTHER PROVISIONS.

             14.1.Geological Requirements. In connection with the drilling of any well pursuant to the terms and conditions of this Agreement or the attached Operating Agreement, the Parties shall be entitled to receive the information and data as set out on the list of PetroReal's Geological Requirements attached hereto as Exhibit "H".

             14.2.Exhibits. Each of the Exhibits attached to this Agreement are, by the reference to them, fully incorporated herein and made a part hereof for all purposes.

     14.3.Binding Arbitration. ORX and PetroReal agree to resolve any dispute, controversy or claim arising out of or in relation to or in connection with this Agreement, including without limitation any dispute as to the validity, interpretation, enforceability or breach of this Agreement, by binding arbitration and the parties waive all rights to have any such disputes heard before a court of law, except the right to enforce an arbitration award under the provisions of this paragraph. Arbitration is governed by the following rules of procedure and (in relation to the enforcement of awards) by the Federal Arbitration Act, 9 U.S.C. ss. 1 et seq, notwithstanding any state law provisions to the contrary. Either party may require that the matter be resolved through binding arbitration by notice to the other, The notice must contain a statement of the issue(s) to be determined by arbitration, Within ten (10) days after receipt of a notice, the other party may designate any additional issue(s) for arbitration by notice in reply, Within fifteen (15) days of the notice, the parties must agree upon a single arbitrator or, in default of such agreement, either party may request the American Arbitration Association to select the arbitrator, provided that the arbitrator so selected has at least ten years experience in the commercial or legal aspects of the petroleum industry; is not a current or former director, officer or employee of either party, or its affiliates; is not an attorney (or member of a law firm) who has rendered legal services to either party, or its affiliates, within the preceding three years; or is not an owner of any of the common stock of either party or its affiliates. The arbitrator must commence the arbitration hearing within thirty (30) days following his selection or appointment, has the authority to establish rules and procedures governing the arbitration hearing, including amendments to the notice and notice in reply of arbitration and whether to allow pre-hearing discovery; must ensure that each party has the opportunity to present its evidence at the hearing; may call for the submission of pre-hearing statements of position and legal authority, and such post-hearing briefs as he may determine. After the presentation of the evidence has concluded, each party must submit to the arbitrator a final offer of its proposed resolution of the Dispute. The arbitrator has no authority to award punitive or exemplary damages or any type of damages expressly waived in this Agreement. If the issue under consideration is limited to a determination of an amount of money owed by one party to the other, the arbitrator is expressly charged to select from the two proposals the one which the arbitrator finds to be the most reasonable and consistent with the terms and conditions of this Agreement, and the arbitrator must not average the parties' proposals or otherwise craft his/her own remedy. The arbitrator's award must be rendered within thirty (30) days following the conclusion of the hearing or submission of evidence, but no later than 90 days after the appointment or selection of the arbitrator. All evidence submitted in an arbitration


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proceeding,  transcripts of such proceedings, and all documents submitted by the parties in an arbitration proceeding, must be kept confidential by the arbitrator and the parties. Each party must bear the expense and cost of its own attorneys and witnesses, and one-half of the expense and costs of the arbitrator. The award of the arbitrator must be in writing and will be final and binding upon the parties as to the resolution of the Dispute. Judgment upon any award rendered by an arbitrator may be entered in any court having jurisdiction. The prevailing party is entitled to reasonable attorneys' fees in any court proceeding necessary to enforce or collect any award or judgment rendered by the arbitrator. The venue for arbitration will be New Orleans, Louisiana.

             14.4.Governing Law. This Agreement shall be governed by the laws of the State of Louisiana, without regard to its conflict of laws provisions, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

             14.5.Severability. The provisions of this Agreement are intended to be severable. If any provision is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement.

             14.6.Entire Agreement. This Agreement together with the instruments referenced herein and the attachments hereto embody the entire agreement between the Parties with regard to the Prospect, the Leases and the AMI, superseding all other agreements, arrangements and understandings relating to the subject matter hereof and be supplemented, altered, amended, modified or revoked by writing only signed by the parties hereto.

             14.7.Term. This Agreement shall be effective as of the Effective Date and shall terminate on the earlier of (i) one hundred twenty (120) days after abandonment as a dry hole of the last initial Test Well drilled on the Prospect (if no other well is timely proposed thereafter, and if all other Initial Test Wells were abandoned as dry hole), or (ii) upon the expiration of the Operating Agreement covering operations on the prospect, or (iii) by mutual agreement of the parties hereto.

             14.8.Multiple Counterparts. This Agreement may be executed by signing the original or a counterpart thereof. If this Agreement is executed in multiple counterparts, each counterpart shall be deemed an original and all of which when taken together shall constitute but one and the same Agreement with the same effect as if all parties bad signed the same instrument. This Agreement may also be ratified by separate instrument referring to this Agreement and adopting by reference all the provisions of this Agreement. A ratification shall have the same effect as an execution of the original Agreement.


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       IN WITNESS WHEREOF, this instrument has been duly executed as of the day and year first above written.

WITNESSES:
                                                 ORX RESOURCES, INC.


                                                 By:
                                                     ---------------------------
                                                      James E. Orth, President



                                                 PETROREAL OF LOUISIANA, L.L.C.


                                                 By:
                                                     ---------------------------
                                                      Frank A. Jacobs
                                                      Managing Partner















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                                 Exhibit "A"
                 Attached to and Made a Part of That Certain
           Participation Agreement Dated Effective October 20, 2003
                       By and Between ORX Resources, Inc.
                       and PetroReal of Louisiana, L.L.C.






















                                ORX/COG Agreement

                                    CLOVELLY
                               PURCHASE AGREEMENT

      THIS PURCHASE AGREEMENT ("this Agreement") entered into on this 16th day of January, 2003, by and between Coastline Oil & Gas, Inc., a Louisiana corporation with a mailing address of 2347 Christian Street, Suite A, Baton Rouge, Louisiana 70808 (hereinafter referred to as "Seller"), and ORX Resources, Inc., a Delaware corporation duly registered to do business in the State of Louisiana with a mailing address of 400 Poydras Street, Suite 2090, New Orleans, Louisiana, 70130 (hereinafter referred to as "Buyer").

      Seller desires to sell to Buyer and Buyer desires to purchase from Seller on the terms set forth in this Agreement Seller's Clovelly Field prospects ("the Prospects"), located in the Parish of Lafourche, State of Louisiana, and delineated as shown on the map of the Area of Mutual Interest ("AMI"), attached hereto as Exhibit A. By execution of this Agreement, Seller and Buyer hereby ratify the AMI and hereby agree that said AMI will remain in effect for three
(3) years from the date of execution of this Agreement or so long as there is production in paying quantities on the AMI maintaining acreage acquired by Buyer subject to this Agreement, whichever is longer. The AMI and individual project areas may be expanded as found necessary to fully develop prospects thought to be more areally extensive through the acquisition of additional geological, geophysical, or drilling information. Such expansion will be by mutual written agreement of Buyer and Seller and will be reflected on a revised Exhibit A.

      In consideration of the foregoing, the parties hereby agree as follows:

   (1) A Lease Schedule ("the Schedule") is attached hereto as Exhibit B. Seller will present to Buyer actual invoices and/or appropriate documentation directly related to the acquisition of the leases on the Schedule ("the Lease Costs").

   (2) Buyer will pay to Seller the amount of One Hundred Fifty Thousand Dollars and No Cents ($150,000.00) as payment for time, expertise and effort in geological and geophysical work related to the development of said Prospects and for costs directly related to the acquisition of the leases on the Lease Schedule attached hereto as Exhibit B as follows:

       (a) Upon execution of this Agreement by both parties, Buyer will pay Seller the amount of Forty-Five Thousand Dollars and No Cents ($45,000,00) as a geological and geophysical fee for the Prospects.

       (b) Upon completion of due diligence by Buyer as set out in Section (c) below, Buyer will pay to Seller the amount of One Hundred Five Thousand Dollars and No Cents ($105,000.00), or such lesser amount as due diligence may demonstrate, for the Lease Costs and other direct prospect costs (collectively, "the Project Costs").

       (c) Due diligence by Buyer shall include review of the leasehold interests as well as verification of the Project Costs. Buyer agrees to complete its due diligence by no later than February 5, 2003.


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

      (d) In addition to the fee paid and the Project Costs reimbursed, Seller shall receive a Three Percent (3%) overriding royalty interest (as to the 8/8ths interest) and upon Project Completion (as defined hereafter), Seller shall receive a 0.1875 (3/16ths of 8/8ths) gross working interest.

      (e) Should development of the AMI require the farmout of acreage from another party, then such carried working interest (referred to in (2)(d), above) of Seller shall be reduced in proportion to the net revenue interest ("NRl") reduction to Buyer, if any, resulting from the farmout.

      (f) Should the opportunity arise during the term of this Agreement for Buyer to purchase any working interest within the AMI, Seller shall have the option to purchase up to 3/16ths (in 1/16th increments) of the working interest to be purchased, at Buyer's cost. Buyer will give Seller written notice of each such opportunity and Seller shall have thirty (30) days from receipt of such notice to exercise the option and pay for the its share of working interest. Buyer will have the right to purchase any working interest share Seller elects not to purchase, but Seller shall receive a One-Half of One Percent (0.5%) overriding royalty for each 1/16th interest not purchased by Seller.

      (g) Prior to the commencement of the initial test well, the parties agree to enter into a mutually agreeable Joint Operating Agreement for conducting operations.

  (3) The working interest that Seller is entitled to receive under this Agreement shall be governed by the following provisions:

      (a) "Project Completion" for a project area shall occur after (i) completion of all contemplated drilling and other development activities in the project area, and (ii) recovery of One Hundred Percent (100%) of all drilling and other development costs incurred by Buyer for the project area, including, but not limited to: land costs; fees paid; geological, geophysical and engineering costs; lease costs; rentals; drilling costs; equipment; hookup, including pipelines; and, all payments made to Seller. Once Project Completion is achieved for a project area, Buyer will provide written notice to Seller that, as of the date of the notice, no further drilling and other development activities are contemplated for that project area.

      (b) For purposes of this Agicenicnt, two project areas are identified on Exhibit A, the "Domal Prospects" project area and the "Outlying Prospects" project area. Each identified project area is comprised of multiple prospects. Each project area will be independently developed for accounting purposes, with each project area subject to its own Project Completion accounting for working interest backin by Seller.


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

     (c) Additional project areas (each incorporating one or more prospects) may be created within the AMI outside of the two identified project areas by mutual written agreement of Buyer and Seller for development of additional project areas, each of which will be subject to its own Project Completion. In the case that the parties cannot agree on the delineation of a new Project Area within the AMI, then all acreage within the AMI outside of the previously identified Project Areas shall become the Third Project Area. Furthermore, it is not the intent of this Agreement to define acreage that is acquired and is held by production within the AMI as included within a Project Area except to the extent that Seller originates prospects within such acquired acreage, in which event Buyer and Seller will mutually agree to the royalty and working interests Seller will be entitled to receive.

  (4) Seller agrees to assist Buyer in obtaining any further leases necessary for the AMI, such leases to be acquired in the name of Buyer. Seller acknowledges that it has a working relationship with representatives of Allain-Lebreton Company, L.L.C.

      (a) Seller further agrees that should the NRI in any of the leases to be obtained be less than Seventy-One percent (71%), inclusive of any royalty and overriding royalty interests, the Three Percent (3%) overriding royalty interest granted to Seller shall be reduced correspondingly. In no case will the overriding royalty be reduced to less than One Percent (1%).

      (b) Seller warrants that the NRI in all leases on the Schedule is Seventy-five Percent (75%). The Three Percent (3%) overriding royalty interest granted herein to Seller shall reduce the NRI in these leases to Seventy-Two Percent (72%).

  (5) Buyer acknowledges that lease rental payments in the amount of Sixty-Four Thousand Dollars and No Cents ($64,000,00) are due on February 14, 2003, and Buyer agrees to make such timely payments as required to maintain said leases, subject to completion of due diligence by Buyer as set out in Section 2(c) above.

  (6) Within thirty (30) days of the execution of this Agreement and/or the reimbursement of the Project Costs, whichever comes later, Seller shall execute an Assignment of each lease on the Lease Schedule attached hereto as Exhibit B, in recordable form satisfactory to Buyer.

  (7) No less than thirty (30) days prior to a rental or expiration date for each lease within the AMI, Buyer will notify Seller of its intentions to perpetuate or drop the lease, and if Buyer elects to drop and Seller elects to maintain, then Buyer will have a period of thirty (30) days in which to elect to join Seller in perpetuation of the lease or to relinquish its rights under this Agreement.

  (8) The parties agree that this Agreemem shall be governed and construed in accordance with the laws of the State of Louisiana.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.


SELLER                                      BUYER


COASTLTNE OIL & GAS, INC.                   ORX RESOURCES, INC.



By:                                         By:
    -----------------------------              ----------------------------
    David J. Morgan, President                 James E .Orth, President